Exhibit 4.2

Execution Version

HEALTHEQUITY, INC.

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of August 11, 2011 (the “Agreement”), among the investors listed on Schedule I hereto (the “Investors”) and HealthEquity, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, certain Investors have, pursuant to the terms of the Securities Purchase Agreement, dated as of the date hereof by and among the Company and the Investors (the “Purchase Agreement”), agreed to purchase shares of Series D-3 Preferred Stock, par value $0.0001 per share, of the Company (the “Series D-3 Preferred Stock”); and

WHEREAS, certain of the Investors (the “Prior Investors”) and the Company are parties to an Amended and Restated Investor Rights Agreement, dated as of September 30, 2008 (the “Prior Agreement”); and

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, the Company has agreed, as a condition precedent to certain Investors’ obligations under the Purchase Agreement, to grant the Investors certain registration rights; and

WHEREAS, the Company and the Investors desire to define the registration rights of the Investors on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

Agreement: shall have the meaning set forth in the preamble.

Commission: shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

Exchange Act: shall mean the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations promulgated thereunder;

Holder: shall mean any holder of Registrable Securities;

Initial Public Offering: shall mean the initial public offering of shares of Common Stock pursuant to a registration under the Securities Act;

Initiating Holder: shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

Person: shall mean an individual, partnership, joint-stock company, limited liability company, corporation, trust, estate or other incorporated or unincorporated organization, and a government or agency or political subdivision thereof;

Register, Registered and Registration: shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

Registrable Securities: shall mean (A) the shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issuable upon conversion of shares of Series C Preferred Stock, par value $0.0001 per share, of the Company (the “Series C Preferred Stock”), Series D-1 Preferred Stock, par value $0.0001 per share, of the Company (the “Series D-1 Preferred Stock”), Series D-2 Preferred Stock, par value $0.0001 per share, of the Company (the “Series D-2 Preferred Stock”) and Series D-3 Preferred Stock, (B) any other shares of Common Stock acquired by the Investors and (C) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Series C Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock or Series D-3 Preferred Stock, or Common Stock referred to in clause (A) or (B);

Registration Expenses: shall mean all expenses incurred by the Company in compliance with SECTION 2(a), (b), and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel for all the Holders in an amount not to exceed Seventy Five Thousand Dollars ($75,000) in the case of any registration pursuant to SECTION 2(a), and Thirty Five Thousand ($35,000) in the case of any registration pursuant to SECTION 2(b) or (c), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

Securities Act: shall mean the Securities Act of 1933, as amended (or any successor act), and the rules and regulations promulgated thereunder;

security, securities: shall have the meaning set forth in Section 2(1) of the Securities Act; and

Selling Expenses: shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed Seventy Five Thousand Dollars ($75,000) in the case of any registration pursuant to SECTION 2(a), and Thirty Five Thousand ($35,000) in the case of any registration pursuant to SECTION 2(b).

SECTION 2. REGISTRATION RIGHTS

(a) Requested Registration.

(i) Request for Registration. If the Company shall receive from an Initiating Holder, at any time that is at least six months after the Initial Public Offering, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

(1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(2) as soon as practicable, use all commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under SECTION 2(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this SECTION 2(a):

(A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(B) after the Company has effected two (2) such registrations pursuant to this SECTION 2(a) and such registrations have been declared or ordered effective and the sales of the Registrable Securities included in such registrations shall have closed; or

(C) if the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least Fifteen Million Dollars ($15,000,000).

The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of SECTION 2(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (“Other Stockholders”). In the event any Holder requests a registration pursuant to this SECTION 2(a) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

The registration rights set forth in this SECTION 2 may be assigned, in whole or in part, to any permitted transferee of Registrable Securities (who shall be bound by all obligations of this Agreement).

(ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to SECTION 2(a)(i). If Other Stockholders request inclusion of their securities in the underwriting, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this SECTION 2. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under SECTION 2(f)(ii). Notwithstanding any other provision of this SECTION 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request; provided, however, that in the event that such reduction results in the amount of securities of the selling Holders included in the registration to fall below seventy percent (70%) of the total amount of securities proposed to be included in such registration by such Holders, such registration shall not be deemed a registration effected pursuant to this SECTION 2(a). No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by providing written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(b) Company Registration.

(i) If the Company shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (1) above, except as set forth in SECTION 2(b)(ii) below. Such written request may specify all or a part of the Holders’ Registrable Securities. In the event any Holder requests inclusion in a registration pursuant to this SECTION 2(b) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

(ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to SECTION 2(b)(i)(1) above. In such event, the right of each of the Holders to registration pursuant to this SECTION 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company; provided, however, that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Holders materially greater than the obligations of the Holders under SECTION 2(f)(ii). Notwithstanding any other provision of this SECTION 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, and (x) if such registration is the Initial Public Offering, the representative may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto, and (y) if such registration is other than the Initial Public Offering, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty five percent (25%) of the shares included therein (based on the number of shares). The Company shall promptly advise all holders of securities requesting registration of such limitation, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities of the Company held by officers, directors and Other Stockholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration (“Demanding Holders”)) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he, she or it may elect to withdraw therefrom by providing written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Form S-3. Following the Initial Public Offering, the Company shall use all commercially reasonable efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3, the Holders shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this SECTION 2(c):

(i) unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $5,000,000;

(ii) within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this SECTION 2(c) in which securities held by the requesting Holder could have been included for sale or distribution; or

(iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this SECTION 2(c) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of SECTION 2(a)(ii) above shall apply to all participants in such offering. Subject to the foregoing, the Company will use all commercially reasonable efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event any Holder requests a registration pursuant to this SECTION 2(c) in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for the resale by such partners or members, if requested by such Holder.

(d) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this SECTION 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

(e) Registration Procedures. In the case of each registration effected by the Company pursuant to this SECTION 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(i) prepare and, in any event within ninety (90) days (forty five (45) days in the case of a Form S-3 registration) after a request for registration is given to the Company pursuant to SECTION 2, file with the Commission a registration statement on an appropriate form with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of Securities which it has initiated for its own account at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and the Corporation shall make any corrections reasonably requested by such counsel prior to filing any such documents;

(ii) keep such registration effective for a period of one hundred twenty (120) days or until the Holders (or in the case of a distribution to the partners or members of such Holder, such partners or members), as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (1) such one hundred twenty (120)-day period shall be extended for a period of time equal to the period during which the Holders or partners or members, as applicable, refrain from selling any securities included in such registration in accordance with the provisions in SECTION 2(i) hereof; and (2) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred and twenty (120)-day period shall be extended to give effect to Section 2(c), until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;

(iii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

(iv) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration.

(vi) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its Security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(vii) following the execution of a confidentiality agreement in a form reasonably satisfactory to the Company, make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(viii) notify counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(ix) provide each Holder of Registrable Securities included in such registration statement (or their representatives) reasonable opportunity to comment on information regarding such Holder in the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment prospectus;

(x) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(xi) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(xii) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under the registration statement, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Holders may request;

(xiii) use all commercially reasonable efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the holders in connection with distribution of Registrable Securities;

(xiv) use all commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities;

(xv) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities;

(xvi) obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Holders shall reasonably request;

(xvii) list such Registrable Securities on any national securities exchange on which any shares of Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use all commercially reasonable efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc., or such other national securities exchange as determined by the Company; and

(xviii) subject to all the other provisions of this Agreement, use all commercially reasonable efforts to take all other customary or necessary steps to effect the registration of such Registrable Securities contemplated hereby.

(f) Indemnification.

(i) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners and members, and each Person controlling each of the Holders, with respect to each registration which has been effected pursuant to this SECTION 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, issuer free-writing prospectus, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of such Holders, each of its officers, directors and partners and members, and each Person controlling each of such Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

(ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter, each Other Stockholder, each other Holder and each of their respective officers, directors, partners and members, and each Person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, issuer free-writing prospectus, offering circular or other document made by such Holder in writing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company, the underwriters, such Other Stockholders and such other Holders, and their respective directors, officers, partners, members, Persons or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration as contemplated herein.

(iii) Each party entitled to indemnification under this SECTION 2(f) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this SECTION 2(f) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv) If the indemnification provided for in this SECTION 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions (or alleged statements or omissions) which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(g) Information by the Holders.

(i) Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this SECTION 2.

(ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners or members, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners or members, as selling security holders. Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided.

(h) Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

(i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) use all commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(iii) so long as a Holder owns any Registrable Securities, furnish to such Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

(i) “Market Stand-off” Agreement. Each of the Holders agrees, if requested by the Company and an underwriter of equity securities of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder during the one hundred eighty (180)-day period following the effective date of a registration statement of the Company filed under the Securities Act with respect to the Initial Public Offering and ninety (90)-day period following the effective date of any other such registration statement, provided that all officers and directors of the Company and all holders of at least 1% of the Company’s capital stock enter into agreements having terms no more favorable to them than the agreement by the Holders to the foregoing effect.

If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180)-day period. The provisions of this SECTION 2(i) shall be binding upon any transferee who acquires Registrable Securities.

(j) Termination. The registration rights set forth in this SECTION 2 shall not be available to any Holder if, (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144 or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

SECTION 3. INTERPRETATION OF THIS AGREEMENT

(a) Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 4. MISCELLANEOUS

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Delaware applicable to contracts made and to be performed entirely within such State without regard to conflicts of law principles.

(b) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

(c) Notices.

(i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(1) if to the Company, to 15 W. Scenic Pointe Drive, Suite 400, Draper, UT 84020, Attention: President (facsimile: (801) 642-0505), or at such other address as it may have furnished in writing to the Holders, with a copy to Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304 (facsimile: (650) 618-2624), Attention: Matthew Bartus.

(2) if to the Holders, at the address or facsimile number listed on Schedule I hereto, or at such other address or facsimile number as may have been furnished the Company in writing.

(ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by overnight courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

(d) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Holders in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

(f) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. Any amendment or waiver effected in accordance with this SECTION 4(f) shall be binding upon each Holder of Registrable Securities then outstanding (whether or not such Holder consented to any such amendment or waiver).

(g) Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

(h) Severability. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(i) Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

HEALTHEQUITY, INC.

By:	/s/ Jon Kessler
Name: Jon Kessler
Title: Executive Chairman

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

BERKLEY CAPITAL INVESTORS, L.P.
By:	Berkley Capital, LLC
Its	General Partner

By:	/s/ Daniel Kittredge
Name:	Daniel Kittredge
Title:	Principal

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

FINANCIAL PARTNERS FUND I, L.P.

By:	/s/ Manu Rana
Name:	Manu Rana
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

AMERICAN FIDELITY CORPORATION

Signature:	/s/ Thomas Behrens 8/9/11
By:	Thomas Behrens
Its:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

NEELEMAN HOLDINGS, LC

Signature:	/s/ David Neeleman
By:	David Neeleman
Its:	CEO

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

CHRISTINE NEELEMAN

Signature:	/s/ Christine Neeleman

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

JAMESTICS, LLC

Signature:	/s/ June M. Morris
By:	June M. Morris
Its:	Co-Manager

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

NUNO BATTAGLIA

Signature:	/s/ Nuno Battaglia

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

GARY BELL

Signature:	/s/ Gary Bell

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

STEPHEN D. NEELEMAN

Signature:	/s/ Stephen D. Neeleman

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

ERNEST POMERANTZ

Signature:	/s/ Ernest Pomerantz

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

FIRST HSA, INC.

Signature:	/s/ Brian Miskovitz
By:	Brian Miskovitz
Its:	EVP

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

MARC KELLER

Signature:	/s/ Marc Keller

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SANDRA PERSHING

Signature:	/s/ Sandra S. Pershing

SIGNATURE PAGE TO AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

For Investors that are legal entities:

Signature:	/s/ Richard Northrop
By:	Richard Northrop
Its:	Managing Partner, Portico Capital
Date:	8/21/11

For Individual Investors:

Signature:
Name:
Date:

SIGNATURE PAGE TO THE AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

For Investors that are legal entities:

Signature:	/s/ Dan J. Hammon
By:	Dan J. Hammon
Its:	General Partner
Date:	8/31/11

For Individual Investors:

Signature:
Name:
Date:

SIGNATURE PAGE TO THE AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

For Investors that are legal entities:

Signature:	/s/ Matt L. Alder
By:	Matt L. Alder
Its:	Member Alder Investments, LLC
Date:	8-24-11

For Individual Investors:

Signature:
Name:
Date:

SIGNATURE PAGE TO THE AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

For Investors that are legal entities:

Signature:
By:
Its:
Date:

For Individual Investors:

Signature:	/s/ Les V. Anderton
Name:	Les V. Anderton
Date:	August 25, 2011

SIGNATURE PAGE TO THE AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

For Investors that are legal entities:

Signature:

By:
Its:
Date:

For Individual Investors:

Signature:	/s/ Tamara S. Hall
Name:	Tamara S. Hall
Date:	August 29, 2011

SIGNATURE PAGE TO THE AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

For Investors that are legal entities:

Signature:

By:
Its:
Date:

For Individual Investors:

Signature:	/s/ James M. Morgan
Name:	James M. Morgan
Date:	8-29-11

SIGNATURE PAGE TO THE AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

For Investors that are legal entities:

Signature:

By:

Its:

Date:

For individual Investors:

Signature:	/s/ Drew H. Van Boerum

Name:	Drew H. Van Boerum

Date:	Aug 30, 2011

SIGNATURE PAGE TO THE AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

For Investors that are legal entities:

Signature:

By:

Its:

Date:

For individual Investors:

Signature:	/s/ Gary P. Bell

Name:	Gary P. Bell

Date:	Aug 31, 2011

SIGNATURE PAGE TO THE AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

For Investors that are legal entities:

Signature:	/s/ Neal Moszkowski

By:	Neal Moszkowski

Its:

Date:

For individual Investors:

Signature:	/s/ Neal Moszkowski

Name:	Neal Moszkowski

Date:

SIGNATURE PAGE TO THE AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Execution Version

Schedule I

INVESTORS – COMMON STOCK

Investor Names and Addresses

Nuno Battaglia

First HSA, Inc.

Health Equity, LLC

HFP Associates Limited Partnership, a Nevada Limited Partnership 200 West Madison St., Suite 3800 Chicago, Illinois 60606

Marc Keller

Joseph J. Martingale 642 77th Street Brooklyn, NY 11209

Steve and Christine Neeleman

John Paik 196 East 75th Street, #17A New York, NY 10021

Ernest Pomerantz

Thekla Taussig Family Trust FBO Lynn M Taussig 5320 South Race Court Greenwood Village, CO 80121

INVESTORS – SERIES A PREFERRED STOCK

Investor Names and Addresses

Nuno Battaglia

Ron Ferrin 5288 Havenwood Lane Salt Lake City, UT 84004

Jamestics

SCHEDULE I

Investor Names and Addresses

Neeleman Holdings, LC 19 Old King’s Hwy. S, Suite 23 Darien, CT 06820

INVESTORS – SERIES B PREFERRED STOCK

Investor Names and Addresses

Alder Investments, LLC 3302 Splendor Salt Lake City, UT 84124

American Fidelity Corporation 200 Classen Blvd., Suite 116-N Oklahoma City, OK 73106

Les V. Anderton P.O. Box 17362 Holladay, UT 84117

Randal Cohen 7463 E. Beryl Scottsdale, AZ 85258

Loran D. Cook 515 South Palisade Drive Orem, UT 84097

Stuart Essig 26 Coniston Court Princeton, NJ 08540

Richard Fryer and Rebecca Fryer 3045 South 2225 East Salt Lake City, UT 84109

Steven H. Fryer Living Trust 2061 Mahre Drive Park City, UT 84098

Jamestics

SCHEDULE I

Investor Names and Addresses

Neal Moszkowski 2372 Broadway PH1 New York, NY 10024

Steve and Christine Neeleman

Neeleman Holdings, LC 19 Old King’s Hwy. S, Suite 23 Darien, CT 06820

Ernest Pomerantz

Jolyon D. Schilling 6524 East Santa Amelia Tucson, AZ 85715-3126

INVESTORS – SERIES C PREFERRED STOCK

Investor Names and Addresses

Alder Investments, LLC 3302 Splendor Salt Lake City, UT 84124

American Fidelity Corporation 200 Classen Blvd., Suite 116-N Oklahoma City, OK 73106

Berkley Capital Investors, L.P.

475 Steamboat Road

Greenwich, CT 06830

Telephone: (203) 629-3000

Telecopy: (203) 769-4098

Attention: William Mahone, Esq.

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Telephone: (212) 728-8000

Telecopy: (212) 728-8111

Attention: Gordon Caplan, Esq.

SCHEDULE I

Investor Names and Addresses

Stuart Essig 26 Coniston Court Princeton, NJ 08540
Richard Fryer and Rebecca Fryer 3045 South 2225 East Salt Lake City, UT 84109
Marc Keller
Joseph J. Martingale 642 77th Street Brooklyn, NY 11209
James Morgan 2864 East 4215 South Salt Lake City, UT 84124
Neal Moszkowski 2372 Broadway PH1 New York, NY 10024
Ernest Pomerantz
Portico Capital Securities LLC 39 Lewis Street Greenwich, CT 06830

INVESTORS – SERIES D-1 PREFERRED STOCK

Investor Names and Addresses

Alder Investments, LLC 3302 Splendor Salt Lake City, UT 84124
American Fidelity Corporation 200 Classen Blvd., Suite 116-N Oklahoma City, OK 73106

SCHEDULE I

Investor Names and Addresses

Les V. Anderton P.O. Box 17362 Holladay, UT 84117
Randal Cohen 7463 E. Beryl Scottsdale, AZ 85258
Loran D. Cook 515 South Palisade Drive Orem, UT 84097
Stuart Essig 26 Coniston Court Princeton, NJ 08540
Ron Ferrin 5288 Havenwood Lane Salt Lake City, UT 84004
Richard Fryer and Rebecca Fryer 3045 South 2225 East Salt Lake City, UT 84109
Steven H. Fryer Living Trust 2061 Mahre Drive Park City, UT 84098
HFP Associates Limited Partnership, a Nevada Limited Partnership 200 West Madison St., Suite 3800 Chicago, Illinois 60606
Marc Keller
Joseph J. Martingale 642 77th Street Brooklyn, NY 11209
James Morgan 2864 East 4215 South Salt Lake City, UT 84124
Neal Moszkowski 2372 Broadway PH1 New York, NY 10024

SCHEDULE I

Investor Names and Addresses

Steve and Christine Neeleman
Neeleman Holdings, LC 19 Old King’s Hwy. S, Suite 23 Darien, CT 06820
John Paik 196 East 75th Street, #17A New York, NY 10021
Sandra Pershing
Ernest Pomerantz
Portico Capital Securities LLC 39 Lewis Street Greenwich, CT 06830
Jolyon D. Schilling 6524 East Santa Amelia Tucson, AZ 85715-3126
Thekla Taussig Family Trust FBO Lynn M Taussig 5320 South Race Court Greenwood Village, CO 80121

INVESTORS – SERIES D-2 PREFERRED STOCK

Investor Names and Addresses

Gary Bell
Berkley Capital Investors, L.P. 475 Steamboat Road Greenwich, CT 06830 Telephone: (203) 629-3000 Telecopy: (203) 769-4098 Attention: William Mahone, Esq. with a copy to:

SCHEDULE I

Investor Names and Addresses

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 728-8000 Telecopy: (212) 728-8111 Attention: Gordon Caplan, Esq.

INVESTORS – SERIES D-3 PREFERRED STOCK

Investor Names and Addresses

Berkley Capital Investors, L.P.

475 Steamboat Road

Greenwich, CT 06830

Telephone: (203) 629-3000

Telecopy: (203) 769-4098

Attention: William Mahone, Esq.

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Telephone: (212) 728-8000

Telecopy: (212) 728-8111

Attention: Gordon Caplan, Esq

Financial Partners Fund I, L.P.

Attn: Manu S. Rana

Financial Partners Fund

Citi Capital Advisors

399 Park Avenue, 7th Floor

New York, NY 10022

T: 212-783-1429

e: manu.rana@citi.com

Alder Investments LLC

3302 Splendor

Salt Lake City, UT 84124

SCHEDULE I

Investor Names and Addresses

Les V. Anderton

4866 Viewmont Street

Holladay, UT 84117

Gary P. Bell

D&D Holdings, L.P.

3314 South 200 East

Bountiful, UT 84010

Tamara Hall

P.O. Box 1042

Ashland, NH 03217

James & Joyce Morgan

2864 East 4215 South

Salt Lake City, UT 84124

Neal Moszkowski

2372 Broadway PH1

New York, NY 10024

Portico Capital Securities LLC

39 Lewis Street

Greenwich, CT 06830

Drew H. VanBoerum

1747 Millcreek Way

Salt Lake City, UT 84106

SCHEDULE I